CANCELLATION AGREEMENT

CANCELLATION AGREEMENT, dated April 6, 2012 (this “Agreement”), by and between, Eastern Resources, Inc., a Delaware corporation (the “Company”), and Dylan Hundley (the “Cancelling Party”).

BACKGROUND

WHEREAS, in connection with a proposed merger transaction (the “Merger”) between the Company and an unrelated third party, Buzz Kill, Inc. (“Buzz Kill”), a wholly owned subsidiary of ESRI, is entering into a Split-Off Agreement with ESRI pursuant to which certain shareholders of ESRI (the “Shareholders”) will exchange their shares of common stock of ESRI for shares of common stock of Buzz Kill and Buzz Kill will be split off from ESRI with, as a result, the Shareholders becoming the owners of Buzz Kill (the “Split-Off”), the Split-Off being a condition precedent to the consummation of the Merger;

WHEREAS, the Cancelling party is the record and beneficial owner of 5,751,000 shares of the common stock of ESRI (the “Shares”); and

WHEREAS, in an effort to enhance ESRI’s ability complete the Split-Off and the Merger and to induce certain of the Shareholders to agree to the Split-Off, the Cancelling Party desires to have cancelled and ESRI desires to cancel the Shares.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.            Cancellation of Shares. The Cancelling Party has delivered to the Company for cancellation stock certificates representing the Shares along with duly executed medallion guaranteed stock powers covering the Shares (or such other documents acceptable to the Company’s transfer agent) and hereby irrevocably instructs the Company and the Company’s transfer agent to cancel the Shares such that the Shares will no longer be outstanding on the stock ledger of the Company and such that the Cancelling Party shall no longer have any interest in the Shares whatsoever. The Company shall promptly deliver to the Company’s transfer agent irrevocable instructions providing for the cancellation of the Shares.

2.            Representations by the Cancelling Party.

(a)             The Cancelling Party owns the Shares, of record and beneficially, free and clear of all liens, claims, charges, security interests, and encumbrances of any kind whatsoever. The Cancelling Party has sole control over the Shares or sole discretionary authority over any account in which they are held. Except for this Agreement, no person has any option or right to purchase or otherwise acquire the Shares, whether by contract of sale or otherwise, nor is there a “short position” as to the Shares.

(b)             The Cancelling Party has full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Cancelling Party and constitutes a valid, binding obligation of the Cancelling Party, enforceable against it in accordance with its terms (except as such enforceability may be limited by laws affecting creditor's rights generally).

3.             Further Assurances. Each party to this Agreement will use his or its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the execution and delivery of such other documents and agreements as may be necessary to effectuate the cancellation of the Shares).

4.             Amendment and Waiver. Any term, covenant, agreement or condition of this Agreement may be amended, with the written consent of the Company and the Cancelling Party, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Company and the Cancelling Party.

5.             Survival of Agreements, Representations and Warranties, etc. All representations and warranties contained herein shall survive the execution and delivery of this Agreement.

6.             Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Company and the Cancelling Party, and their respective successors and assigns.

7.             Governing Law. This Agreement (including the validity thereof and the rights and obligations of the parties hereunder and thereunder) and all amendments and supplements hereof and thereof and all waivers and consents hereunder and thereunder shall be construed in accordance with and governed by the internal laws of the State of New York without regard to its conflict of laws rules.

8.             Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts but all such counterparts shall together constitute but one and the same instrument. This Agreement may be reproduced by any electronic, photographic, photostatic, magnetic, microfilm, microfiche, microcard, miniature photographic, facsimile or other similar process and the original thereof may be destroyed. The parties agree that any such reproduction shall, to the extent permitted by law, be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not the reproduction was made in the regular course of business) and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EASTERN RESOURCES, INC.

By:	/s/ Thomas H. Hanna, Jr.
Name:	Thomas H. Hanna, Jr.
Title:	Chief Executive Officer

CANCELLING PARTY

/s/ Dylan Hundley
Name: Dylan Hundley